United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2016

NEW YORK COMMUNITY BANCORP, INC.

(Exact name of registrant as specified in its charter)

Delaware	No. 1-31565	No. 06-1377322
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

615 Merrick Avenue Westbury, New York	11590
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (516) 683-4100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On April 26, 2016, New York Community Bancorp, Inc. (the “Company”) amended its Amended and Restated Certificate of Incorporation to increase the Company’s authorized shares of common stock, par value $0.01 per share, from 600 million to 900 million (the “Amendment”).

The Amendment was previously approved by the Company’s Board of Directors, subject to shareholder approval, and approved by the Company’s shareholders at the Special Meeting of Shareholders (the “Special Meeting”) held on April 26, 2016, as further described in Section 5.07 below.

The Amendment became effective upon the Company’s filing of the Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company with the Secretary of State of Delaware on April 26, 2016.

The full text of the Amendment is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On April 26, 2016, the Company held its Special Meeting. 316,055,655 shares of common stock, par value $0.01 per share, of the Company were voted at the Special Meeting, which constituted a quorum to conduct business at the Special Meeting. There were three proposals presented and voted on and preliminary results were reported at the Special Meeting. The shareholders approved the adoption of the Agreement and Plan of Merger (the “Merger Agreement”), dated as of October 28, 2015, by and between Astoria Financial Corporation (“Astoria”) and the Company, pursuant to which Astoria will merge with and into the Company (the “Merger”) and approved the Amendment. The proposal to adjourn the Special Meeting, if necessary and appropriate, to solicit additional proxies in favor of the Merger was withdrawn as sufficient votes were cast at the Special Meeting to approve the adoption of the Merger Agreement and the Amendment.

Set forth below, with respect to each matter are the number of votes cast for or against, the number of abstentions and the number of non-votes (in each case, rounded to the nearest whole share).

Proposal 1 – Adoption of the Merger Agreement.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes

313,797,145	6,471,408	1,577,509	—

Proposal 2 – Approval of the Amendment.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes

311,643,982	8,655,644	1,546,416	—

Proposal 3 – Approval of the adjournment of the Meeting, if necessary or appropriate, to solicit additional proxies in favor of the Merger.

This proposal was withdrawn as sufficient votes were cast at the Special Meeting to approve the adoption of the Merger Agreement and the Amendment.

Item 9.01.	Financial Statements and Exhibits.

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of New York Community Bancorp, Inc.

99.1	Joint Press Release of the Company and Astoria, dated April 26, 2016, regarding Special Meeting results

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW YORK COMMUNITY BANCORP, INC.

Date:	April 26, 2016

		By:	/s/ Ilene A. Angarola
			Name:	Ilene A. Angarola
			Title:	Executive Vice President and Director, Investor Relations

EXHIBIT INDEX

Exhibit Number	Description

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of New York Community Bancorp, Inc.

99.1	Joint Press Release of the Company and Astoria, dated April 26, 2016, regarding Special Meeting results